[STOCK CERTIFICATE]


The securities represented by this certificate have not been registered under the Securities act of 1933, as amended and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of (i) an effective registration statement for such securities under said act or (ii) an opinion of company counsel that such registration is not required.

NUMBER      PEC 0278

SHARES      954853

POWER EFFICIENCY CORPORATION
PEC 00000278
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 739268 10 0

COMMON STOCK

This certifies that PERFORMANCE CONTROL LLC 4220 Varsity Drive #E Ann Arbor MI 48108

Is the owner of

            NINE HUNDRED FIFTY-FOUR THOUSAND EIGHT HUNDRED FIFTY-THREE

fully paid and non-assessable shares of the common stock of POWER EFFICIENCY CORPORATION transferable on the books of the corporation by the holder thereof in person or by duly authorized attorney, upon surrender of this certificate property endorsed.

This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:      August 03, 2000

006666100

/s/ Nicholas Anderson

[SEAL of POWER EFFICIENCY CORPORATION]

/s/ Anthony C. Caputo
Chairman of the Board
Chief Executive Officer